Exhibit 4.1

Execution Copy

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Van Dyke Supply Company, Inc.
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Cabela’s Trophy Properties, LLC
 Original Creations, LLC
Cabela’s Retail TX, L.P.
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

First Supplement to Note Purchase Agreement

Dated as of June 15, 2007

Re:	$60,000,000 6.08% Series 2007-A Senior Notes

Due June 15, 2017

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Van Dyke Supply Company, Inc.
Cabela’s Marketing and Brand Management, Inc.
Cabela’s Retail LA, LLC
Cabela’s Trophy Properties, LLC
 Original Creations, LLC
Cabela’s Retail TX, L.P.
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

Dated as of
June 15, 2007

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

This First Supplement to Note Purchase Agreement (the “First Supplement”) is among (i) Cabela’s Incorporated, a Delaware corporation (the “Company”), (ii) Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), (iii) Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), (iv) Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), (v) Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), (vi) Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), (vii) Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), (viii) Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), (ix) Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), (x) Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), (xi) Cabela’s Marketing and Brand Management, Inc., a Nebraska corporation (“Marketing”), (xii) Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), (xiii) Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), (xiv) Original Creations, LLC, a Minnesota limited liability company (“Creations”), (xv) Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), (xvi) Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), (xvii) Legacy Trading Company, a South Dakota corporation (“Legacy”), (xviii) CRLP, LLC, a Nebraska limited liability company (“CRLP”), (xix) Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO”), and (xx) Cabela’s Retail IL, Inc., an Illinois corporation (“Retail Illinois,” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy, CRLP, Retail MO and Retail Illinois are individually referred to as an “Obligor” and collectively as the “Obligors”) and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to the Note Purchase Agreements dated as of February 27, 2006 (the “Note Purchase Agreements”) among the Obligors and the purchasers listed on Schedule A thereto.  All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 4.13 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.

Each Obligor hereby jointly and severally agrees with the Purchaser(s) as follows:

    Section 1.    Each Obligor has authorized the issue and sale of $60,000,000 aggregate principal amount of its 6.08% Series 2007-A Senior Notes due June 15, 2017 (the “Series 2007-A Notes”).  The Series 2007-A Notes, together with the Series 2006-A Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series 2007-A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.

    Section 2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, Series 2007-A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

    Section 3.    The sale and purchase of the Series 2007-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on June 15, 2007 or on such other Business Day thereafter on or prior to June 18, 2007 as may be agreed upon by the Company and the Purchasers.  At the Closing, the Obligors will deliver to each Purchaser the Series 2007-A Notes to be purchased by such Purchaser in the form of a single Series 2007-A Note (or such greater number of Series 2007-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 149401303867 at US Bank, 233 South 13th Street, Lincoln, Nebraska  68508, ABA No. 104000029, Swift Code:  USBKUS441MT, Account Name:  Cabela’s Inc.  If, at the Closing, the Obligors shall fail to tender such Series 2007-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

    Section 4.    The obligation of each Purchaser to purchase and pay for the Series 2007-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2007-A Notes to be purchased at the Closing, and to the following additional conditions:

    (a)    Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

    (b)    Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2007-A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

    Section 5.    Maturity.  As provided therein, the entire unpaid principal balance of the Series 2007-A Notes shall be due and payable on the stated maturity date thereof.

    Section 6.    Optional Prepayments with Make-Whole Amount.  The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2007-A Notes, in an amount not less than 5% of the aggregate principal amount of the Series 2007-A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Series 2007-A Notes written notice of each optional prepayment under this Section 6 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series 2007-A Notes to be prepaid on such date, the principal amount of each Series 2007-A Note held by such holder to be prepaid (determined in accordance with Section 7 of this First Supplement), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series 2007-A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    Section 7.    Allocation of Partial Prepayments for Series 2007-A Notes.  In the case of each partial prepayment of the Series 2007-A Notes pursuant to Section 6 of this First Supplement, the principal amount of the Series 2007-A Notes to be prepaid shall be allocated among all of the Series 2007-A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

    Section 8.    Maturity; Surrender, etc.  In the case of each prepayment of Series 2007-A Notes pursuant to Section 6 of this First Supplement the principal amount of each Series 2007-A Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a  Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Series 2007-A Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Series 2007-A Note shall be issued in lieu of any prepaid principal amount of any Series 2007-A Note.

    Section 9.    Purchase of Series 2007-A Notes.  The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Series 2007-A Notes except upon the payment or prepayment of the Series 2007-A Notes in accordance with the terms of the Note Purchase Agreement and the Series 2007-A Notes.  The Obligors will promptly cancel all Series 2007-A Notes acquired by them or any Affiliate pursuant to any payment, prepayment or purchase of Series 2007-A Notes pursuant to any provision of the Note Purchase Agreement and no Series 2007-A Notes may be issued in substitution or exchange for any such Series 2007-A Notes.

    Section 10.    Make-Whole Amount.  The term “Make-Whole Amount” means, with respect to any Series 2007-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2007-A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2007-A Note, the principal of such Series 2007-A Note that is to be prepaid pursuant to Section 6 of this First Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2007-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2007-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2007-A Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2007-A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2007-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2007-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 6 of this First Supplement or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2007-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 6 of this First Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

    Section 11.    Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2007-A Notes by such Purchaser.

    Section 12.    The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Obligors and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Cabela’s Incorporated
Cabela’s Catalog, Inc.
Cabela’s Retail, Inc.
Cabela’s Outdoor Adventures, Inc.
Cabelas.com, Inc.
Cabela’s Wholesale, Inc.
Cabela’s Ventures, Inc.
Wild Wings, LLC
Cabela’s Lodging, LLC
Cabela’s Marketing and Brand Management, Inc. Cabela’s Retail LA, LLC
Original Creations, LLC
Cabela’s Trophy Properties, LLC
Cabela’s Retail GP, LLC
Legacy Trading Company
CRLP, LLC
Cabela’s Retail MO, LLC
Cabela’s Retail IL, Inc.

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Vice President, CFO, Secretary or Treasurer

Cabela’s Retail TX, L.P.

By:	Cabela’s Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
	Name:	Ralph W. Castner
	Title:	Secretary and Treasurer

Van Dyke Supply Company, Inc.

By:	/s/ Gregg Severinson
	Name:	Gregg Severinson
	Title:	Vice President

Accepted as of June 15, 2007
Metropolitan Life Insurance Company

Metropolitan Tower Life Insurance Company
By: Metropolitan Life Insurance Company, its Investment Manager

	By:	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Director
(executed by Metropolitan Life Insurance Company (i) as to itself as a Purchaser and (ii) investment manager to Metropolitan Tower Life Insurance Company as a Purchaser)

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